SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHADOWS BEND DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

87-0617649
(I.R.S. Employer Identification No.)

200 Lafayette Street, Suite 750, Baton Rouge, LA  70801
 (Address of principal executive offices, including zip code)

2002 STOCK OPTION AND GRANT PLAN
(Full title of the plan)

Michael W. Sciacchetano, President,

200 Lafayette Street, Suite 750, Baton Rouge, LA  70801
(Name, address, including zip code, of agent for service)

(225) 343-7811
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
                                       Proposed       Proposed
Title of                               Maximum        Maximum
Securities        Amount               Offering       Aggregate         Amount of
to be             to be                Price Per      Offering          Registration
Registered        Registered (2)       Share          Price             Fee

Common Stock      2,500,000            $ 1.00(1)      $1,250,000         $115.00
$.001 par value

(1)This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the
Securities Act of 1933 and is calculated on the basis of the average of the bid and asked price of the common stock as of February 6, 2002.
(2)In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange
Commission (the "Commission") are hereby incorporated herein by reference:

1.

3.  424B3 as filed August 10, 2001

8.  The description of the Common Stock contained in the Company's 424 prospectus filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to
Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities covered by this
Registration Statement have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 6. Indemnification of Directors and Officers.
Sections 35-1-451 through 35-1-459 of the Nevada Business Corporation Act expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against claims or liabilities arising out of such persons' conduct in such capacities if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. In general, these provisions provide for indemnification in instances when such persons acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the
Company.

Item 8. Exhibits. The following exhibits are attached to this
Registration Statement:

     Reference

Exhibit No.                     Description of Exhibit
4.1                       2002 Stock Option and Grant Plan
5.01                      Legal Opinion
23.01                     Consent Legal Consent (included on 5.01)
23.02                     Consent of Independent Certified Public Accountants

Item 9. Undertakings

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Baton Rouge, on the 30th day of January 2002.
     ______________________________
      Shadows Bend Development, Inc.     By /s/ Michael W. Sciacchetano,

President and DirectorPursuant to the requirements of the Securities Act of
1933, thisRegistration Statement has been signed by the following persons in thecapacities and on the date indicated.

Signature                    Title                         Date

Michael W. Sciacchetano    President and Director
Alvin Geautreaux           Secretary and Director